UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2017

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.             Other Events.

On October 5, 2017, Iron Mountain Incorporated, or the Company, entered into a Distribution Agreement, or the Distribution Agreement, with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc., Evercore Group L.L.C., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, or the Agents, pursuant to which the Company may sell, from time to time, up to an aggregate sales price of $500.0 million of its common stock, par value $0.01 per share, or Common Stock, through the Agents. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of its Common Stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

Sales of Common Stock made pursuant to the Distribution Agreement, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange, or as otherwise agreed between the applicable Agent and the Company. Each Agent will be entitled to compensation not to exceed 2.0% of the gross sales price per share for any Common Stock sold through it.

The Company intends to use the net proceeds from sales of Common Stock pursuant to the Distribution Agreement for general corporate purposes, including financing the expansion of its adjacent businesses through acquisitions and repaying amounts outstanding from time to time under its revolving credit facility.

Common Stock will be issued pursuant to the Company’s Registration Statement on Form S-3, as amended (File No. 333-209827). The Company has filed a prospectus supplement, dated October 5, 2017, to the prospectus, dated February 29, 2016, with the Securities and Exchange Commission in connection with the offer and sale of Common Stock pursuant to the Distribution Agreement.

The above description of the Distribution Agreement is not complete and is subject to and qualified in its entirety by reference to the Distribution Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

1.1	Distribution Agreement, dated as of October 5, 2017, by and among the Company and the Agents. (Filed herewith.)

5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)

8.1	Opinion of Sullivan & Worcester LLP as to tax matters. (Filed herewith.)

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

	By:	/s/ Stuart B. Brown
	Name:	Stuart B. Brown
	Title:	Executive Vice President and Chief Financial Officer

Date: October 5, 2017